UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2024

ROTH CH ACQUISITION CO.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40959	98-1601095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Collins Avenue; Suite 402

Miami Beach, FL 33141

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 720-7133

TKB Critical Technologies 1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	USCTU	The Nasdaq Stock Market, LLC
Class A ordinary shares, par value $0.0001 per share	USCT	The Nasdaq Stock Market, LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	USCTW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 10, 2024, Roth CH Acquisition Co. (the “Company”) convened an Extraordinary General Meeting of its Shareholders and a Separate Class Meeting of the Class A Ordinary Shares (the “Meetings”). The only proposals voted upon at each meeting were proposals to adjourn the meetings to April 17, 2024 at 9:30 a.m. and 10:00 a.m., respectively. The Meetings were adjourned to allow the Company additional time to complete its OTC listing.

The Meetings will reconvene on April 17, 2024 at 9:30 a.m. and 10:00 a.m. Eastern Time, at the offices of Loeb & Loeb LLP, located at 345 Park Avenue, New York, New York 10154. The Meetings may also be accessed via teleconference as set forth in the Proxy Statement. During the current adjournment, the Company will not solicit additional votes from its shareholders with respect to the proposals set forth in the Proxy Statement and will not accept additional redemption requests. Proxies previously submitted in respect of the Meetings will be voted at the adjourned Meetings unless properly revoked, and shareholders who have previously submitted a proxy or otherwise voted need not take any action.

If Proposal 1 set forth in the Proxy Statement is implemented, after subtracting amounts for taxes and up to $100,000 for dissolution expenses, the Company will distribute all remaining sums in the trust account to shareholders and also permit shareholders to retain 10% of their shares. Our transfer agent intends to process both the redemption in connection with Proposal 1 and the automatic 90% redemption of the Public Shares at the same time. It is anticipated that this will occur within 2-3 weeks of the adoption of Proposal 1. In addition, the trust account will be liquidated at one time which will occur simultaneously with the redemption of the Public Shares. Shareholders who redeem in connection with the vote on Proposal 1 and all other shareholders who participate in the 90% redemption will receive the same amount. The only distinction between the two redemption options is that shareholders who redeem in connection with Proposal 1 will not retain any Public Shares and shareholders who participate in the 90% redemption will retain 10% of their Public Shares.

The Company, in its discretion, may continue to accept requests for redemption reversals prior to the time of the adjourned Meetings.

Shareholders who have any questions or require any assistance, may contact the Company’s Secretary at (949) 720-7133.

Item 9.01 Financial Statements and Exhibits

Exhibit 104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTH CH ACQUISITION CO.

	By:	/s/ Byron Roth
		Name:	Byron Roth
		Title:	Co- Chief Executive Officer

Dated: April 10, 2024

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